EXHIBIT 99.1

FOR IMMEDIATE RELEASE
Contact:	Lorraine D. Miller, CFA
Senior Vice President Finance and External Communications
404.378.0491

WESTPOINT STEVENS REPORTS SECOND QUARTER 2004 RESULTS

WEST POINT, GEORGIA (August 9, 2004) -- WestPoint Stevens Inc. (OTCBB:  WSPT) (www.westpointstevens.com) today reported results for the second quarter ended June 30, 2004.

The Company's net sales for the second quarter of 2004 increased 4.7% to $383.0 million compared with $365.7 million a year ago.  Bed Product sales decreased 3% due to slower sales of bedding accessories, Bath Product sales increased 29% given WestPoint Stevens increased market share due to a competitor's liquidation, and Other (Mill Stores and International) sales decreased, primarily from a reduction in the Company's mill store sales as a result of restructuring initiatives that have reduced the total number of retail stores to 37 from 57 in the year ago period.  Furthermore, one of the Company's foreign subsidiaries, WestPoint Stevens (Europe) Ltd., filed for bankruptcy in the United Kingdom in August of 2003 and is in the process of liquidating.  WestPoint Stevens Stores' same-store sales increased 7% for the remaining stores in the second quarter of 2004 versus the year ago period.

Net income for the second quarter of 2004 was a loss of $24.0 million or $0.48 per diluted share compared with a loss of $72.0 million or $1.44 per diluted share in 2003.

Loss before taxes for the second quarter of 2004 was $33.1 million compared with a loss before taxes in 2003 of $106.8 million.  Included in the second quarter of 2004 were $9.0 million in expenses related to the Company's restructuring initiatives, and $8.4 million in expenses related to the current bankruptcy proceedings compared with $16.6 million in expenses in the second quarter of 2003 related to WestPoint Stevens previously announced restructuring initiatives and $6.2 million in expenses related to the current bankruptcy proceedings.

M. L. "Chip" Fontenot, WestPoint Stevens President and CEO commented, "The retail environment was more challenging for home fashions in the second quarter as retailers experienced slower sales growth in textile home furnishings.  Nevertheless, we increased our market share in bath products in the quarter and are maintaining the high service levels that our customers expect from WestPoint Stevens.  Furthermore, we remain adequately funded with availability under our $300 million debtor-in-possession facility of $120 million at the end of the second quarter."

Mr. Fontenot continued, "The Company is in the final stages of revising its business plan and is continuing to move forward on a consensual basis with negotiating new terms for a Chapter 11 plan of reorganization with all its major creditor constituencies.  On July 30, the Company received an additional extension of its exclusive period to file such a plan through October 1, 2004."

-MORE-

507 West Tenth Street - Post Office Box 71 - West Point, Georgia 31833
www.westpointstevens.com

WestPoint Stevens Inc. is the nation's premier home fashions consumer products marketing company, with a wide range of bed linens, towels, blankets, comforters and accessories marketed under the well-known brand names GRAND PATRICIAN, PATRICIAN, MARTEX, ATELIER MARTEX, BABY MARTEX, UTICA, STEVENS, LADY PEPPERELL, SEDUCTION, VELLUX and CHATHAM -- all registered trademarks owned by WestPoint Stevens Inc. and its subsidiaries -- and under licensed brands including RALPH LAUREN HOME, DISNEY HOME and GLYNDA TURLEY.  WestPoint Stevens can be found on the World Wide Web at www.westpointstevens.com.

Safe Harbor Statement: Except for historical information contained herein, certain matters set forth in this press release are "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements   Such risks and uncertainties may be attributable to important factors that include but are not limited to the following:  Product margins may vary from those projected; Raw material prices may vary from those assumed; Additional reserves may be required for bad debts, returns, allowances, governmental compliance costs, or litigation; There may be changes in the performance of financial markets or fluctuations in foreign currency exchange rates; Unanticipated natural disasters could have a material impact upon results of operations; There may be changes in the general economic conditions that affect customer practices or consumer spending; Competition for retail and wholesale customers, pricing and transportation of products may vary from time to time due to seasonal variations or otherwise; Customer preferences for our products can be affected by competition, or general market demand for domestic or imported goods or the quantity, quality, price or delivery time of such goods; There could be an unanticipated loss of a material customer or a material license; The availability and price of raw materials could be affected by weather, disease, energy costs or other factors; The future results of operations may be adversely affected by factors relating to the Chapter 11 proceedings.  The information contained in this release is as of August 9, 2004.  WestPoint Stevens assumes no obligation to update publicly any forward-looking statements, contained in this document as a result of new information or future events or developments.

FINANCIAL STATEMENTS TO FOLLOW

WESTPOINT STEVENS INC.
Condensed Consolidated Statements of Income
(In thousands, except per share data)

	Three Months Ended June 30,

	2004				2003

	ProForma	Restructuring		ProForma	Restructuring
	Before	And Other		Before	And Other
	Restructuring	Items	Actual	Restructuring	Items	Actual

Net sales	$382,992	$-	$382,992	$365,695	$-	$365,695
Cost of goods sold	325,165	5,502	330,667	303,317	4,677	307,994

Gross earnings (loss)	57,827	(5,502)	52,325	62,378	(4,677)	57,701

Selling, general and administrative
expenses	56,292	-	56,292	60,937	-	60,937
Restructuring and impairment charge	-	3,473	3,473	-	11,946	11,946
Goodwill impairment charge	-	-	-	46,298	-	46,298

Operating earnings (loss)	1,535	(8,975)	(7,440)	(44,857)	(16,623)	(61,480)

Interest expense	19,099	-	19,099	31,194	-	31,194
Other expense (income)-net	(1,820)	-	(1,820)	7,924	-	7,924
Chapter 11 expenses	8,383	-	8,383	6,244	-	6,244

Income (loss) before income
tax expense (benefit)	(24,127)	(8,975)	(33,102)	(90,219)	(16,623)	(106,842)

Income tax expense (benefit)	(5,877)	(3,231)	(9,108)	(28,811)	(5,984)	(34,795)

Net income (loss)	$(18,250)	$(5,744)	$(23,994)	$(61,408)	$(10,639)	$(72,047)

Basic and diluted net income (loss)
per common share	$(0.36)		$(0.48)	$(1.23)		$(1.44)

Basic and diluted average common
shares outstanding	49,897		49,897	49,897		49,897

WESTPOINT STEVENS INC.
Condensed Consolidated Statements of Income
(In thousands, except per share data)

	Six Months Ended June 30,

	2004				2003

	ProForma	Restructuring		ProForma	Restructuring
	Before	And Other		Before	And Other
	Restructuring	Items	Actual	Restructuring	Items	Actual

Net sales	$782,632	$-	$782,632	$744,958	$-	$744,958
Cost of goods sold	653,682	8,459	662,141	606,290	7,572	613,862

Gross earnings (loss)	128,950	(8,459)	120,491	138,668	(7,572)	131,096

Selling, general and administrative
expenses	112,077	-	112,077	124,400	-	124,400
Restructuring and impairment charge	-	8,286	8,286	-	13,324	13,324
Goodwill impairment charge	-	-	-	46,298	-	46,298

Operating earnings (loss)	16,873	(16,745)	128	(32,030)	(20,896)	(52,926)

Interest expense	36,912	-	36,912	63,659	-	63,659
Other expense (income)-net	1,010	-	1,010	10,429	-	10,429
Chapter 11 expenses	16,502	-	16,502	6,244	-	6,244

Income (loss) before income
tax expense (benefit)	(37,551)	(16,745)	(54,296)	(112,362)	(20,896)	(133,258)

Income tax expense (benefit)	(9,395)	(6,028)	(15,423)	(36,783)	(7,522)	(44,305)

Net income (loss)	$(28,156)	$(10,717)	$(38,873)	$(75,579)	$(13,374)	$(88,953)

Basic and diluted net income (loss)
per common share	$(0.56)		$(0.78)	$(1.51)		$(1.78)

Basic and diluted average common
shares outstanding	49,897		49,897	49,874		49,874

WESTPOINT STEVENS INC.
Condensed Consolidated Balance Sheets
(In thousands)

	June 30,	December 31,	June 30,
	2004	2003	2003

Assets
Current Assets
Cash and cash equivalents	$10,096	$3,660	$-
Accounts receivable	229,872	243,507	202,382
Inventories	417,291	368,620	415,519
Prepaid expenses and other current assets	20,157	32,996	43,103

Total current assets	677,416	648,783	661,004

Property, Plant and Equipment, net	592,264	616,422	673,288

Other Assets
Deferred financing fees	6,082	12,837	20,646
Other assets	1,110	1,737	2,457

	$1,276,872	$1,279,779	$1,357,395

Liabilities and Stockholders' Equity (Deficit)
Current Liabilities
Senior Credit Facility	$486,419	$490,689	$490,091
Second-Lien Facility	165,000	165,000	165,000
DIP Credit Agreement	136,137	89,017	80,000
Accrued interest payable	5,611	295	11,345
Accounts payable	51,974	56,198	37,954
Other accrued liabilities	140,638	111,731	100,579

Total current liabilities	985,779	912,930	884,969

Noncurrent Liabilities
Deferred income taxes	5,373	87,179	113,033
Pension and other liabilities	144,994	141,936	151,068

Total noncurrent liabilities	150,367	229,115	264,101

Liabilities Subject to Compromise	1,087,450	1,086,869	1,104,571

Stockholders' Equity (Deficit)	(946,724)	(949,135)	(896,246)

	$1,276,872	$1,279,779	$1,357,395

WESTPOINT STEVENS INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)

	Six Months Ended June 30,

	2004	2003

Cash flows from operating activities:
Net loss	$(38,873)	$(88,953)
Adjustments to reconcile net loss to net
cash provided by (used for) operating activities:
Depreciation and other amortization	33,300	37,748
Deferred income taxes	(15,439)	(44,245)
Changes in working capital	(17,667)	39,181
Other-net	5,837	14,829
Non-cash component of restructuring and
impairment charge	1,818	6,959
Goodwill impairment charge	-	46,298

Net cash provided by (used for) operating activities	(31,024)	11,817

Cash flows from investing activities:
Capital expenditures	(10,883)	(6,649)
Net proceeds from sale of assets	5,493	92

Net cash used for investing activities	(5,390)	(6,557)

Cash flows from financing activities:
Senior Credit Facility:
Borrowings	-	720,333
Repayments	(4,270)	(678,037)
DIP Credit Agreement:
Borrowings	426,120	130,000
Repayments	(379,000)	(50,000)
Fees associated with DIP Credit Agreement	-	(5,150)
Trade Receivables Program	-	(123,502)

Net cash provided by (used for) financing activities	42,850	(6,356)

Net increase in cash and cash equivalents	6,436	(1,096)
Cash and cash equivalents at beginning of period	3,660	1,096

Cash and cash equivalents at end of period	$10,096	$-